UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 16, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

000-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On March 16, 2009, Gulf Power Company (“Gulf Power”) entered into a Power Purchase Agreement, dated as of March 16, 2009 (the “Agreement”), with Shell Energy North America (US), L.P. (“Shell”). Under the terms of the Agreement, Gulf Power will be entitled to all of the capacity and energy from an approximately 885 megawatt combined cycle power plant (the “Plant”) located in Autauga County, Alabama that is owned and operated by Tenaska Alabama II Partners, L.P. (“Tenaska”). Shell is entitled to all of the capacity and energy from the Plant under a 20-year Energy Conversion Agreement (the “ECA”) between Shell and Tenaska that expires on May 24, 2023.

The Agreement will commence on the later of (1) June 1, 2009 or (2) the first day of the month following receipt by Gulf Power of a final, non-appealable order of the Florida Public Service Commission (the “Florida PSC”) approving the Agreement. Unless earlier terminated in accordance with its terms, the Agreement will terminate on May 24, 2023.

The Agreement is a tolling agreement, under which Gulf Power will be responsible for providing the fuel for the Plant and Shell (through the ECA) will be responsible for the conversion of the fuel to electric energy. Gulf Power will make annual fixed capacity payments and will be responsible for variable operation and maintenance expenses based on plant utilization. The Agreement contains performance mechanisms for capacity, efficiency and availability that provides for payments for performance below established targets.

Gulf Power may terminate the Agreement in the event of certain defaults by Shell, including the failure of Shell to make required payments, post any required collateral, maintain certain minimum capacity and availability requirements, maintain required insurance or perform other material obligations under the Agreement. In addition, Gulf Power may terminate the

Agreement if the ECA is terminated or the energy interconnection agreement between Tenaska and Alabama Power Company for the Plant is terminated. Shell may terminate the Agreement in the event of certain defaults by Gulf Power, including the failure of Gulf Power to make required payments or to post any required collateral. In the event of an early termination of the Agreement, the non-defaulting party will be entitled to certain damages as provided in the Agreement. If either of Gulf Power or Shell experiences certain credit rating downgrades, such party will be required to provide a letter of credit or certain other collateral.

The Agreement is subject to the approval of the Florida PSC. Gulf Power may terminate the Agreement if the Florida PSC approval imposes material qualifications or conditions that are not acceptable to Gulf Power.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2009	GULF POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary